Exhibit 23.1

AUDITORS’ CONSENT

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of Golden Star Resources Ltd., Registration No. 333-118956, of our report dated January 29, 2004 relating to the financial statements, which appears in the company’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

CHARTERED ACCOUNTANTS
Calgary, Canada
December 3, 2004